Experts-Conseils/Consulting Firm
Mines & Exploration

InnovExplo inc.
560, 3e Avenue,
Val-d'Or Québec Canada, J9P 1S4
Tel.: 819 874-0447, 1 866 749-8140
Fax: 819 874-0379
Email: recrutement@innovexplo.com
Web site: www.innovexplo.com

CONSENT OF QUALIFIED PERSON

To : Aurizon Mines Ltd.
All Canadian Securities Regulatory Authorities (SEDAR)
United States Securities and Exchange Commission (EDGAR)
Toronto Stock Exchange (SEDAR)
NYSE MKT (EDGAR)

Re: Report of NI 43-101: Technical Report on the Mineral Resource and Mineral Reserve Estimates for the Casa Berardi Mine, Northwestern Québec, Canada" prepared for Aurizon Mines Ltd. (the"Company") and dated March 28, 2013.

I, Carl Pelletier, B.Sc., Geo. (OGQ no. 384) do hereby confirm that I am a qualified person under National Instrument 43-101 and a co-author of the Report.

The undersigned, for himself and on behalf of InnovExplo Inc., pursuant to Section 8.3 of National Instrument 43-101 Standards of Disclosure for Mineral Projects this letter is being filed as the consent to the public filing of and to extracts from, or summaries of, the Report in the Company's News Release dated February 14, 2013 (the "News Release") and the Company's Annual Information Form for the fiscal year ended December 31, 2012 (the "AIF"), and to the public filing of the technical information regarding the Casa Berardi Gold Mine contained in the AIF, and to being named in the News Release and the AIF.

The undersigned, for himself and on behalf of InnovExplo Inc., confirms to have read the written disclosure in the News Release and the AIF and that it fairly and accurately represents the information contained in the Report and the technical information regarding the Casa Berardi Gold Mine and authorize its use therein.

The undersigned, for himself and on behalf of InnovExplo Inc., further acknowledges that the AIF will be filed as an Exhibit to the Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2012 (the "Form 40-F") and consent to being named in the Form 40-F and authorize the use and the public filing of the information represented therein relating to the Report and to the technical information regarding the Casa Berardi Gold Mine contained therein.

Dated this 28th day of March, 2013.

(Signed & Sealed) "*Carl Pelletier*"

Signature of Qualified Person

Carl Pelletier, B.Sc., Geo.

Print Name of Qualified Person